UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

GigOptix, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Geng Road, Suite 250, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 424-1937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The NYSE Amex stock exchange (the “NYSE Amex”) has notified GigOptix, Inc. (the “Company”) that it has conditionally approved the Company’s common stock (the “Common Stock”) for listing. Final approval by the NYSE Amex of the application for listing is subject to certain conditions, some of which are within the control of the Company and others that are outside its control. One of the conditions specifically stated by the NYSE Amex in its notice to the Company requires that the Company complete its proposed merger transaction with Endwave Corporation. Another condition specifically stated by the NYSE Amex in its notice to the Company requires that the trading price of the Common Stock be maintained at or above the minimum price requirement of $2.00 per share for a sustained period of time, generally five trading days, subject to lengthening or shortening by the NYSE Amex depending on how consistently the stock trades above $2.00 during that period, and that the Company maintain a market capitalization of $50 million and a public float of $15 million. The Company intends to satisfy those conditions that are within its control. However, there are no assurances that any conditions outside the control of the Company will be satisfied. If any of the conditions are not satisfied, the NYSE Amex will not approve the Company’s listing application, and the Common Stock will not be listed for trading on the NYSE Amex.

The Common Stock will continue to trade on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “GGOX” unless and until all of the conditions to trading on the NYSE Amex have been satisfied and the shares begin officially trading on the NYSE Amex, after which time the Common Stock will no longer be traded on the OTCBB.

On May 6, 2011, the Company issued a press release regarding the notice from the NYSE Amex. A copy of the press release is filed as Exhibit 99.1 to this report.

Forward Looking Statements

Statements made in this report, other than statements of historical fact, are forward-looking statements, including any statement that refers to expectations, projections or other characterizations of future events or circumstances and those which can be identified by the use of forward-looking terminology such as “expects,” “plans,” “may,” “should,” “believes” or “anticipates” and other similar expressions. Forward-looking statements are subject to a number of known and unknown risks, which might cause actual results to differ materially from those expressed or implied by such statements.

These risks and uncertainties include whether the conditions for approval of an application to list on the NYSE Amex are satisfied and GigOptix common stock is listed on the NYSE Amex, whether the Endwave merger closes and those risks described in GigOptix’ periodic reports filed with the SEC, and in news releases and other communications. GigOptix disclaims any intention or duty to update any forward-looking statements made in this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press release dated May 6, 2011.

Important Additional Information

This communication shall not constitute an offer of any securities for sale. In connection with the proposed transaction, GigOptix filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes a proxy statement of Endwave and a prospectus of GigOptix. The definitive proxy statement/prospectus will be mailed to stockholders of Endwave. GigOptix and Endwave urge investors and security holders to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information about the proposed transaction. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by GigOptix and Endwave with the SEC at the SEC’s web site at www.sec.gov. The proxy statement/prospectus (when it is available) and other documents filed by GigOptix or Endwave with the SEC relating to the proposed transaction may also be obtained for free by accessing GigOptix’ web site at www.gigoptix.com by clicking on the link for “Investor”, then clicking on the link for “SEC Filings”, or by accessing Endwave’s web site at www.endwave.com and clicking on the “Company” link and then clicking on the link for “SEC Filings” underneath the heading “Investor Relations.

Participants in the Merger

GigOptix, Endwave and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Endwave stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Endwave stockholders in connection with the proposed transaction, including the interests of such participants in the proposed transaction, will be set forth in the definitive proxy statement/prospectus when it becomes available. You can find information about GigOptix’s executive officers and directors in GigOptix’s definitive proxy statement filed with the SEC on October 28, 2010. You can find information about Endwave’s executive officers and directors in Endwave’s definitive proxy statement filed with the SEC on June 11, 2010. You can obtain free copies of these documents from the sources indicated above. You may obtain additional information regarding the direct and indirect interests of GigOptix, Endwave and their respective executive officers and directors in the merger by reading the definitive proxy statement/prospectus regarding the merger when it becomes available.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Dr. Avi Katz
Chief Executive Officer

Date: May 6, 2011